   UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 5, 2012

VIRTUAL PIGGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-152050	35-2327649
(Commission File Number)	(IRS Employer Identification No.)

15 West Highland Avenue
Philadelphia, PA	19118
(Address of Principal Executive Offices)	(Zip Code)

(215) 247-5500
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2012, Darr Aley was appointed to the Board of Directors of Virtual Piggy, Inc. (the “Company”). There were no arrangements or understandings between Mr. Aley and the Company, pursuant to which he was appointed to the Board of Directors of the Company. In connection with his appointment to the Board of Directors, the Company granted Mr. Aley options (the “Options”) to purchase 200,000 shares of the Company’s common stock. The Options are exercisable for a term of 5 years at an exercise price of $1.79 per share.

Item 8.01           Other Events.

On June 5, 2012, the Company issued a press release announcing the appointment of Mr. Aley to the Board of Directors, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

99.1                    Press Release of Virtual Piggy, Inc. dated June 5, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: June 5, 2012	By:	/s/ Ernest Cimadamore
Ernest Cimadamore
Secretary

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